UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FRANKLIN BSP CAPITAL CORPORATION

(Name of Registrant as Specified in its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Franklin BSP Capital Corporation

Dear Stockholder:

You are cordially invited to attend Franklin BSP Capital Corporation’s 2026 Annual Meeting of Stockholders to be held virtually on June 5, 2026 at 11:00 a.m. Eastern Time. Instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate ownership of stock as of the record date, are available at www.proxyvote.com/FBCC.

The Notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on the progress of the Company and answer stockholders’ questions.

It is important that your shares be represented at the Annual Meeting. If you are a stockholder of record, whether or not you are able to attend the meeting virtually, I urge you to vote your shares by using the Internet as described on the proxy card, by completing, dating and signing the enclosed proxy card and promptly returning it in the envelope provided or, alternatively, by calling the toll-free telephone number as described on the proxy card. If you hold your shares in “street name” (that is, through a broker or other nominee), you should instruct your broker or nominee how to vote your shares by following the voting instruction form provided by your broker or nominee. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet. Your vote is important.

Sincerely yours,

/s/ Richard J. Byrne
Richard J. Byrne Chairman and Chief Executive Officer

FRANKLIN BSP CAPITAL CORPORATION

One Madison Avenue, Suite 1600
New York, New York 10010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2026

April 14, 2026

To the Stockholders of Franklin BSP Capital Corporation:

I am pleased to invite our stockholders to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Franklin BSP Capital Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on June 5, 2026, commencing at 11:00 a.m. Eastern Time. The Annual Meeting will be a completely “virtual meeting.” Instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate ownership of stock as of the record date, are available at www.proxyvote.com/FBCC.

At the Annual Meeting, holders of the outstanding shares of the Company’s common stock and the outstanding shares of the Company’s preferred stock, voting together as a single class, will be asked to (i) elect two (2) members to the Company’s Board of Directors, (ii) authorize the Company, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then-current net asset value (“NAV”) per share, and (iii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on April 7, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock and our preferred stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (844) 302-3128.

Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting virtually or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Edvina Lila
Edvina Lila Secretary of the Company

FRANKLIN BSP CAPITAL CORPORATION

Page
PROXY STATEMENT	1
INFORMATION ABOUT THE MEETING AND VOTING	2
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	7
Nominees	8
Nominee Biographies	8
Standing Director Biographies	9
Information About the Board of Directors and its Committees	11
Leadership Structure of the Board of Directors	11
Oversight of Risk Management	12
Audit Committee	13
Nominating and Corporate Governance Committee	13
Compensation Committee	14
Director Independence	14
Family Relationships	14
Executive Sessions and Communication with the Board of Directors	14
COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS	15
Compensation of Executive Officers	15
Directors and Officers	15
Biographies of Officers Who Are Not Directors	17
Compensation of Directors	18
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS	19
DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS	20
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	21
Transactions with Related Parties	21
Procedures for Approval of Related Party Transactions	21
Investment Advisory Agreement	21
Administration Agreement	22
Co-Investment Relief	22
PROPOSAL NO. 2 — AUTHORIZATION OF THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A PRICE BELOW THE COMPANY’S THEN-CURRENT NAV PER SHARE	23
Background and Reasons	23
Conditions to Sales Below NAV	24
Key Stockholder Considerations	24
Examples of Dilutive Effect of the Issuance of Shares Below NAV	25
INDEPENDENT PUBLIC ACCOUNTANT	28
Independent Registered Public Accounting Firm’s Fees	28
Pre-Approval Policies and Procedures	28
CODE OF ETHICS	29
AUDIT COMMITTEE REPORT	30
PROPOSAL NO. 3 — CONSIDERATION AND ACTION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF	31
STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING	32
Stockholder Proposals in the Proxy Statement	32
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings	32

i

FRANKLIN BSP CAPITAL CORPORATION

One Madison Avenue, Suite 1600
New York, New York 10010

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Franklin BSP Capital Corporation, a Delaware corporation (the “Company”), for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “FBCC,” “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is One Madison Avenue, Suite 1600, New York, New York 10010. This Proxy Statement, the proxy card, Notice of Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2025 (our “2025 Annual Report”) have been mailed to you. Proxy materials were made available to our stockholders on or about April 14, 2026.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting to Be Held Virtually on June 5, 2026

This Proxy Statement, the Notice of Annual Meeting and our 2025 Annual Report are available at:
www.proxyvote.com/FBCC.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 5, 2026, commencing at 11:00 a.m. Eastern Time. The meeting will be held virtually at www.virtualshareholdermeeting.com/FBCC2026 and there is no physical location for the meeting. Instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate ownership of stock as of the record date, are available at www.proxyvote.com/FBCC. In the event of technical difficulties logging in on June 5, 2026, please call the number to be included on the meeting website.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

Proposal		Stockholder
1.	elect two (2) directors of the Company for a three-year term expiring in 2029 and until their successors are duly elected and qualified	Common, Preferred
2.

authorize the Company, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then-current NAV per share; and

Common, Preferred
3.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof	Common, Preferred

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Stock (as defined below) and Preferred Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 7, 2026 (“Record Date”). As of the Record Date, approximately 138,924,652 shares of our common stock, par value $0.001 per share (“Common Stock”) and 77,500 shares of our Series A preferred stock, par value $0.001 per share (“Preferred Stock”) were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock is entitled to one vote for each share of Common Stock held on the Record Date for the Annual Meeting. Preferred Stock votes on an as-converted basis with the Common Stock, meaning each holder of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the Record Date. The table below shows the number of shares of Common Stock with respect to each share of Preferred Stock based on the Preferred Stock purchase date.

Preferred Shares Purchase Date	12/27/2021	4/7/2022	7/15/2022	11/23/2022	3/7/2023
Conversion Per Issuance	64.98	64.68	65.53	66.67	66.01

How may I vote?

You may vote during the Annual Meeting or by proxy. Even if you plan to participate virtually at the Annual Meeting, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. Stockholders may authorize a proxy to vote their shares:

•        via the Internet at www.proxyvote.com/FBCC at any time prior to 11:59 p.m. Eastern Time on June 4, 2026, and per the instructions provided on the proxy card;

•        by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on June 4, 2026, and per the instructions provided on the proxy card; or

•        by mail by completing, signing, dating and returning their proxy card in the enclosed envelope.

In addition to cost savings to us, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you virtually attend the Annual Meeting, you may submit your vote during the Annual Meeting, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast during the Annual Meeting.

If you hold your shares in “street name” (that is, through a broker or other nominee), you should instruct your broker or nominee how to vote your shares by following the voting instruction form provided by your broker or nominee.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of each of the nominees for director named in the proxy, “FOR” the authorization of the Company to sell or otherwise issue up to 25% of the Company’s outstanding Common Stock at a price below the Company’s then-current NAV per share and “FOR” the consideration and action on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, your shares will be voted as recommended by the Board of Directors.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either via the Internet, by telephone, or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting virtually. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

Election of Director Nominees.    There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a majority of the total votes cast “FOR” or “AGAINST” such director at the Annual Meeting in person (virtually) or by proxy. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Any shares not voted (whether by abstention or otherwise) will have no impact on the vote. Abstentions will not be included in determining the number of votes cast, and, as a result, will have no effect on the election of nominees. The Company does not expect any broker non-votes at the Annual Meeting. See “What is a ‘broker non-vote’?” below.

Authorization of the Company to Sell or Otherwise Issue Up to 25% of the Company’s Outstanding Common Stock at a Price Below the Company’s Then-Current NAV Per Share.    The affirmative vote of: (i) a majority of outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company. For purposes of this proposal and in accordance with the Investment Company

Act of 1940, as amended (the “1940 Act”), “a majority of the outstanding shares of Common Stock and Preferred Stock” means: (A) 67% or more of the shares of Common Stock and Preferred Stock present at the Annual Meeting if the holders of more than 50% of the outstanding shares of Common Stock and Preferred Stock of the Company are present or represented by proxy; or (B) 50% of the outstanding shares of Common Stock and Preferred Stock of the Company, whichever is the less. Abstentions will have the effect of a vote against this proposal. The Company does not expect any broker non-votes at the Annual Meeting. See “What is a ‘broker non-vote’?” below.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner votes on a routine proposal but does not vote on a non-routine proposal because the broker does not have discretionary voting authority for that non-routine proposal and has not received instructions from the beneficial owner of the shares. Because brokers do not have discretionary authority on any proposal to be presented at the Annual Meeting, the Company does not expect any broker non-votes at the Annual Meeting. Therefore, if a beneficial owner does not give instructions to their broker, that person’s shares will not be considered present at the Annual Meeting for quorum or any other purpose.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person (virtually) or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions will be counted as present for the purpose of establishing a quorum. The Company does not expect any broker non-votes at the Annual Meeting. See “What is a ‘broker non-vote’?” above. If there are not enough votes for a quorum, the chair of the Annual Meeting or a majority of the stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the meeting.

Will I be able to participate in the online Annual Meeting on the same basis as I would be able to participate in a live meeting?

The Annual Meeting will be held in a virtual meeting format only. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•        providing stockholders with the ability to submit appropriate questions real-time via the Annual Meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•        answering as many questions submitted in accordance with the Annual Meeting rules of conduct as possible in the time allotted for the Meeting without discrimination.

We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast. If you encounter any difficulties while accessing the Annual Meeting during the check-in or meeting time, a technical assistance phone number will be made available on the Annual Meeting registration page 15 minutes prior to the start time of the Meeting. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.

Do I have appraisal rights if I dissent from voting on a matter at the Annual Meeting?

There are no statutory or contractual rights of appraisal or similar remedies available to those shareholders who dissent from any matter to be acted on at the Annual Meeting.

Will you incur expenses in soliciting proxies?

Yes. The Company is soliciting the proxy on behalf of the Board of Directors and will pay all costs of preparing, assembling and mailing the proxy materials. As a result, our stockholders will indirectly bear such expense.

We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $508,000 for proxy solicitation services provided for us, plus reimbursement for certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock or Preferred Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock or Preferred Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic vote is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name and address, and the zip code, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and to ask the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts via the Internet or by mail or telephone. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (844) 785-4393. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report and proxy statement to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (844) 785-4393 or by mailing a request to Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, Attention: FBCC Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy via the Internet or by telephone to vote my shares?

Please call Broadridge, our proxy solicitor, at (844) 302-3128.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2025 Annual Report or any documents relating to any of our future stockholder meetings, please contact: Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, Attention: FBCC Investor Relations, Telephone: (844) 785-4393, Email: FBCC.IR@bspcredit.com.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2027 annual meeting and included in the proxy material for next year’s annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive written notice of the proposal at our executive offices no later than December 15, 2026. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, Attention: Edvina Lila, Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2027 Annual Meeting.”

Unless specified otherwise, proxies will be voted “FOR”: (i) the election of two (2) nominees to serve as directors of the Company, to be voted upon by holders of the outstanding shares of the Company’s Common Stock and Preferred Stock, voting together as a single class, until the 2029 annual meeting and until their successors are duly elected and qualified; (ii) the authorization of the Company to sell or otherwise issue up to 25% of the Company’s outstanding Common Stock at a price below the Company’s then-current NAV per share; and (iii) consideration and action on such other matters as may properly come before the Annual Meeting and any adjournment thereof. Management is not aware of any other matters to be presented for action at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including by Franklin BSP Capital Adviser L.L.C. (the “Adviser”), our investment adviser, located at One Madison Avenue, Suite 1600, New York, NY 10010. The Board of Directors is divided into three classes as nearly equal in number as possible, whose terms of office expire in successive years over every three-year period. Our Board of Directors currently consists of six directors as set forth below.

Class I (To Serve Until the Annual Meeting of Stockholders in 2027)	Class II (To Serve Until the Annual Meeting of Stockholders in 2028)	Class III (To Serve Until the Annual Meeting of Stockholders in 2026)
Richard J. Byrne	Edward G. Rendell(2)(3)	Ronald J. Kramer(1)(2)
Lee S. Hillman(1)(3)	Dennis M. Schaney(2)(3)	Leslie D. Michelson(1)(2)

____________

(1)      Member of Audit Committee of the Board of Directors (the “Audit Committee”).

(2)      Member of Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”).

(3)      Member of Compensation Committee of the Board of Directors (the “Compensation Committee”).

Successive classes of directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the third annual meeting of stockholders subsequent to the one at which he or she is elected or (if longer) until his or her successor is duly elected and qualifies. The Company’s certificate of incorporation (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that the number of directors shall never be less than four (4) or greater than ten (10).

The number of directors on the Board is currently fixed at six (6). Two (2) of the six (6) directors comprise Class III and their terms will expire at the Annual Meeting.

The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting, each to serve for a term ending at the 2029 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Ronald J. Kramer and Leslie D. Michelson to be voted upon by holders of the outstanding shares of the Company’s Common Stock and Preferred Stock, voting together as a single class. Each nominee currently serves as a director of the Company. Messrs. Kramer and Michelson have indicated their willingness to continue to serve if elected and have consented to be named as nominees. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the two (2) nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by the Internet or telephone, follow the instructions provided when you authorize a proxy. You may not vote proxies for the election of more than the nominee(s) for which you are entitled to vote. Directors will be elected by receiving the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” such director at the Annual Meeting in person (virtually) or by proxy, provided that a quorum is present. Any shares not voted (whether by abstention or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Independent Director Nominees
Ronald J. Kramer	68	Independent Director; Nominating and Corporate Governance Committee Chair
Leslie D. Michelson	75	Independent Director

Nominee Biographies

Ronald J. Kramer

Ronald J. Kramer has served as an independent director of the Company and chairman of the Nominating and Corporate Governance Committee since March 2020. Mr. Kramer also serves as a member of the Board of Directors of Franklin BSP Private Credit Fund, where he serves as Chairman of the Nominating and Governance Committee. From October 2016 to January 2024, Mr. Kramer also served as a member of the board of directors of Franklin BSP Lending Corporation (“FBLC”), where he served as Chairman of the Nominating and Corporate Governance Committee. He has served as the Chief Executive Officer of Griffon Corporation (NYSE: GFF) since April 2008, as Chairman of the Board of Griffon Corporation from January 2018, and as a director of Griffon Corporation since 1993. Griffon Corporation is a diversified holding company with a portfolio of industry-leading brands across the building products and consumer products markets. From March 2024 through April 2025, he served as an independent director of Entain plc (LSE: ENT). From November 2021 through July 2024, he served as an independent director of Douglas Elliman Inc. (NYSE: DOUG). From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ:WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. Mr. Kramer holds a BS degree from the Wharton School of the University of Pennsylvania and an MBA from New York University.

We believe that Mr. Kramer’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Leslie D. Michelson

Leslie D. Michelson has served as an independent director of the Company since March 2020. Mr. Michelson also serves as a board member of Franklin BSP Private Credit Fund. Mr. Michelson served as an independent director of FBLC from January 2011 to January 2024, including as lead independent director since February 2016, and as an independent trustee of Franklin BSP Real Estate Debt BDC (“FBRED”) from March 2024 until October 2025. In addition, Mr. Michelson has served as an independent director of National Healthcare Properties, Inc. since December 2015, including as non-executive chair since October 2016. Mr. Michelson has served as an independent director of Global Net Lease, Inc. (“GNL”) since September 2023 and previously served as an independent director of The Necessity Retail REIT, Inc. (formerly known as American Finance Trust, Inc.) (“RTL”) from February 2017 until its merger with GNL in September 2023.

Mr. Michelson previously served as an independent director of American Realty Capital — Retail Centers of America, Inc. (“RCA”) from November 2015 until the close of RCA’s merger with RTL in February 2017, and previously served as an independent director of RCA from March 2012 until October 2012. Mr. Michelson previously served as an independent director of Business Development Corporation of America II from August 2014 until its liquidation and dissolution in September 2016 and as an independent trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017. Mr. Michelson previously served as an independent director of American Realty Capital Healthcare Trust, Inc. (“HT”) from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Michelson served as an independent director of American Realty Capital Trust, Inc. from January 2008, including as lead independent director from July 2012, until the close of its merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT, Inc. (“VEREIT”) from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCA Venture, Inc. from June 2014 until June 2015. Mr. Michelson served as lead independent director of Benefit Street

Partners Realty Trust, Inc. (formerly known as Realty Finance Trust, Inc.) from January 2013 until November 2014. Mr. Michelson served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. from August 2011 until February 2012 and as an independent director of New York REIT, Inc. from October 2009 until August 2011. Mr. Michelson received his B.A. from Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Kramer and Michelson as members of the Board of Directors to serve until the 2029 Annual Meeting and until their successors are duly elected and qualified.

Standing Director Biographies

Interested Directors

Richard J. Byrne

Richard Byrne is President of Benefit Street Partners and is based in our New York office, as well as the Chairman and Chief Executive Officer of Franklin BSP Capital Corp, and Chairman of Franklin BSP Realty Trust, Inc (NYSE: FBRT). He also serves on the US Executive Committee. Prior to joining BSP in 2013, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the head of Global Capital Markets at Deutsche Bank as well as a member of their global banking executive committee and global markets executive committee. Before joining Deutsche Bank, Mr. Byrne was global co-head of the Leveraged Finance group and global head of Credit Research at Merrill Lynch. He was also a perennially top-ranked credit analyst. Mr. Byrne received a Masters of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Arts from Binghamton University. Mr. Byrne is a member of the board of directors of Wynn Resorts, Limited (NASDAQ: WYNN). He is also the Founder and Chief Executive Officer of KASAI Elite Grappling Championships.

We believe that Mr. Byrne’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Independent Directors

Lee S. Hillman

Lee S. Hillman has served as an independent director of the Company and chairman of the Audit Committee since March 2020. Mr. Hillman has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, a business distributing Power Plate® and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International (“Power Plate”) and from 2004 through 2006 as CEO of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was CEO of Bally Total Fitness Corporation, then the world’s largest fitness membership club business. Mr. Hillman serves as a member of the board of Franklin BSP Private Credit Fund where he serves as chairman of the Audit Committee and previously served as a member of the board and chairman of the Audit Committee of FBRED from March 2024 until October 2025. Mr. Hillman also serves as a member of the board of directors and chair of the Audit Committee of Franklin BSP Multifamily Trust, Inc. Mr. Hillman also serves as a member of the Board of Directors of Distribution Solutions Group, Inc. NASDAQ: DSGR, (formerly Lawson Products, Inc.) where he serves as the lead independent director and chair of its Audit and Compensation Committees. Previously he has served as a member of the Board of Directors of HealthSouth Corporation, Wyndham International, RCN Corporation (where he was Chairman of the Board), Bally Total Fitness Corporation (where he was Chairman of the Board), HC2 Holdings, Inc. Holmes Place, Plc and Professional Diversity Network as well as Trustee of the Adelphia Recovery Trust. Until January 2024, Mr. Hillman also served as a member of the Board of Directors of FBLC, where he served as Chairman of the Audit Committee. Mr. Hillman holds a

B.S. in Finance and Accounting from the Wharton School of the University of Pennsylvania and an M.B.A. in Finance and Accounting from the Booth School of Business of the University of Chicago. Mr. Hillman is a Certified Public Accountant and former audit partner with Ernst & Young.

We believe that Mr. Hillman’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Edward G. Rendell has served as an independent director of the Company since March 2020. He also serves as an independent director of Franklin BSP Private Credit Fund and, from January 2011 to January 2024, served as a member of the Board of Directors of FBLC. Gov. Rendell has served as an independent director of GNL since March 2012 and of National Healthcare Properties, Inc. since December 2015. Gov. Rendell served as an independent director of RTL from February 2017 through September 2023. Gov. Rendell has also served as an independent director of RCA from October 2012 until the close of its merger with RTL in February 2017 and previously served as an independent director of RCA from February 2011 until March 2012. Gov. Rendell served as an independent director of American Realty Capital Trust III, Inc. (“ARCT III”) from March 2012 until the close of its merger with VEREIT in February 2013. Gov. Rendell also previously served as an independent director of VEREIT from February 2013 until April 2015. Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, Gov. Rendell served as the chief executive of the nation’s sixth most populous state and oversaw a budget of $28.3 billion. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia.

From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Spahr. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

We believe that Governor Rendell’s broad business and leadership experience make him well qualified to serve as a member of our Board of Directors.

Dennis M. Schaney

Mr. Schaney has served as an independent director of the Company since March 2020. He also serves as an independent director of Franklin BSP Private Credit Fund. Until January 2024, Mr. Schaney also served as a member of the Board of Directors of FBLC. Mr. Schaney previously served as Managing Director and Head of High Yield and Leveraged Loans at Morgan Stanley Investment Management. Mr. Schaney also served as Co-Head of Morgan Stanley Credit Partners. During this time, he was responsible for leveraged loan, high yield bond and mezzanine investments across a variety of funds including closed-end, open-end and institutional separate accounts. Mr. Schaney retired from Morgan Stanley Investment Management in 2010. From 2003 to 2007, he served as Managing Director and Global Head of Fixed Income for Credit Suisse Asset Management. He oversaw global teams responsible for all fixed income investments and served on the asset management’s Executive Committee and the Management Committee for Credit Suisse. Prior to Credit Suisse, Mr. Schaney founded BlackRock Financial Management’s Leveraged Finance Group which was responsible for high yield, leveraged loan and mezzanine investments. He was also responsible for the alternative investment effort for leveraged assets including the Magnetite CLO/CBO products. In addition to those responsibilities, he co-headed the firm’s credit research effort. Mr. Schaney worked at Merrill Lynch from 1988 through 1997 where he was Global Head of Corporate and Municipal Bond Research and an analyst covering the media, entertainment, and cable sectors. Prior to Merrill Lynch, Mr. Schaney was a Vice President at First Boston Corporation focusing on corporate restructuring and credit advisory services. He was also a Rating Officer for Standard & Poor’s Rating Services. Mr. Schaney holds a B.S. in Psychology from the University of Bridgeport and an M.S. in Finance from Fairfield University.

We believe that Mr. Schaney’s investment and business experience make him well qualified to serve as a member of our Board of Directors.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of our Adviser. We have no employees and have retained the Adviser and its affiliates to manage our day-to-day operations. The Adviser is a subsidiary of BSP. Mr. Byrne is the President of BSP.

The Board of Directors held a total of 6 meetings during the fiscal year ended December 31, 2025. We encourage, but do not require, all directors to attend our annual meetings of stockholders. All directors attended at least 75% of the meetings of the Board and of the committees on which they served and only Mr. Byrne attended last year’s annual meeting of stockholders.

The Board of Directors has approved and organized an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Leadership Structure of the Board of Directors

The Board of Directors monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, the Board of Directors approves the appointment of the Adviser, administrator and officers, reviews and monitors the services and activities performed by the Adviser, administrator and officers and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.

Under the bylaws, the Board of Directors may designate a chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the chairman of the Board of Directors should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

Since March 2020, Mr. Byrne has served as our chairman of the Board of Directors and as our Chief Executive Officer. Mr. Byrne also served as our President from March 2020 to March 2024. Our Board of Directors believes that our Chief Executive Officer is best situated to serve as chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of the Company’s strategy. We believe the combined role of chairman and Chief Executive Officer, together with our independent directors, is in our best interest because it provides the appropriate balance between strategic development and independent oversight of management.

The independent directors have designated a lead independent director whose duties include, among other things, chairing executive sessions of the independent directors, acting as a liaison between the independent directors and chairman of the Board of Directors and between the independent directors and officers of the Company and the Adviser, facilitating communication among the independent directors and the Company’s counsel, reviewing and commenting on Board of Directors and committee meeting agendas and calling additional meetings of the independent directors as appropriate. The Board has designated Mr. Michelson as the lead independent director.

The Company believes that board leadership structures must be evaluated on a case-by-case basis and that its existing board leadership structure is appropriate. However, the Company continually re-examines its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its oversight of the Company’s officers and the Adviser. Each committee of our Board of Directors play a distinct role with respect to overseeing management of our risks:

•        Audit Committee:    Our Audit Committee oversees the management of enterprise risks. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures, including risks related to privacy, information technology and cybersecurity and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•        Nominating and Corporate Governance Committee:    Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest.

•        Compensation Committee:    Our Compensation Committee manages risks associated with the Company’s and the Adviser’s compensation policies and practices.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board of Directors on a regular basis to apprise our Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

The Board of Directors also performs its risk oversight function and fulfills its risk oversight responsibilities by working with the Company’s Chief Compliance Officer to monitor risk in accordance with the Company’s policies and procedures. The Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by and discussed with the Board of Directors, addresses at a minimum (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer reports to the Board of Directors on a quarterly basis with respect to material compliance matters and meets separately in executive session with the independent directors periodically, but in no event less than once each year.

The Company believes that the Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development company (a “BDC”). Specifically, as a BDC, the Company must comply with certain regulatory requirements and restrictions that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after each time it incurs indebtedness, the Company generally has to invest at least 70% of its total assets in “qualifying assets” and, subject to certain exceptions, the Company is subject to restrictions on its ability to engage in transactions with BSP and its affiliates. In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code. As a RIC, the Company must, among other things, meet certain source of income and asset diversification requirements.

The Company believes that the extent of the Board of Directors’ (and its committees’) role in risk oversight complements the Board of Directors’ leadership structure because it allows the Company’s independent directors, through the two fully independent Board committees, a lead independent director, executive sessions with each of the Company’s Chief Compliance Officer and the Company’s independent registered public accounting firm, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

The Company believes that a board of directors’ roles in risk oversight must be evaluated on a case-by-case basis and that the Board of Directors’ existing role in risk oversight is appropriate. However, the Board of Directors re-examines the manner in which it administers its risk oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Audit Committee

Each member of the Audit Committee is independent for purposes of the 1940 Act. Our Audit Committee consists of Messrs. Hillman (Chairman), Kramer and Michelson. The Board has determined that Messrs. Hillman, Kramer and Michelson are qualified as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and are independent directors.

The Audit Committee, in performing its duties, monitors:

•        our financial reporting process;

•        the integrity of our financial statements;

•        compliance with legal and regulatory requirements;

•        the independence and qualifications of our independent and internal auditors, as applicable;

•        the performance of our independent and internal auditors, as applicable; and

•        significant business risks of the Company, including privacy, information technology and cybersecurity risks.

Our Audit Committee held four (4) meetings during the fiscal year ended December 31, 2025.

Our Audit Committee operates pursuant to a written charter. The charter of the Audit Committee is available to any stockholder who requests it c/o Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, and is also available on the Company’s website at www.fbccbdc.com.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2025 is discussed below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is independent for purposes of the 1940 Act. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee held one (1) meeting during the fiscal year ended December 31, 2025. Messrs. Kramer (Chairman), Michelson, Rendell and Schaney serve as the members of our Nominating and Corporate Governance Committee.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other members of the Board of Directors, each candidate’s ability to devote sufficient time to the affairs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. In addition, while the Board of Directors does not have a formal policy on diversity, it will consider issues of diversity, including diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills when filling vacancies on the Board of Directors. Other than the foregoing, there are no stated minimum criteria for director nominees. The director nominees for the Annual Meeting were approved by the members of the Nominating and Corporate Governance Committee and the entire Board of Directors.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder. See “Stockholder Proposals for the 2027 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Our Nominating and Corporate Governance Committee operates pursuant to a written charter. The charter of the Nominating and Corporate Governance Committee is available to any stockholder who requests it c/o Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, and is also available on the Company’s website at www.fbccbdc.com.

Compensation Committee

Each member of the Compensation Committee is independent for purposes of the 1940 Act. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation of executive officers paid directly by the Company and assisting the Board with matters related to compensation generally.

The Company’s executive officers do not receive any direct compensation from the Company. The Compensation Committee held one (1) meeting during the fiscal year ended December 31, 2025. Messrs. Schaney (Chairman), Rendell and Hillman serve as the members of our Compensation Committee.

The primary responsibilities of the Compensation Committee are:

•        review, on an annual basis, the Company’s Administration Agreement entered into by and between the Company and BSP, as may be amended from time to time, and recommend to the Board whether such Administration Agreement should be renewed for an additional annual period;

•        review and make recommendations to the Board regarding director compensation; and

•        perform such other duties and responsibilities as may be assigned to the by the Board from time to time.

Our Compensation Committee operates pursuant to a written charter. The charter of the Compensation Committee is available to any stockholder who requests it c/o Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, and is also available on the Company’s website at www.fbccbdc.com.

Director Independence

Our Charter and bylaws provide for a Board of Directors with no fewer than four (4) and no more than ten (10) directors. The 1940 Act requires that a majority of our directors are independent. A director is considered independent under the 1940 Act if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board of Directors who are not independent directors are referred to as interested directors.

Family Relationships

There are no familial relationships between any of our directors and executive officers.

Executive Sessions and Communication with the Board of Directors

The independent directors serving on our Board of Directors intend to meet in executive sessions at the conclusion of each regularly scheduled meeting of the Board of Directors, and additionally as needed, without the presence of any directors or other persons who are part of the Company’s management. These executive sessions of our Board of Directors will be presided over by Mr. Michelson, the Company’s lead independent director.

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, Attention: Edvina Lila, Secretary. Ms. Lila will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

compensation and other information concerning officers,
directors and certain stockholders

Compensation of Executive Officers

We currently have no employees. Our Adviser performs our day-to-day management functions. Among our current executive officers, Richard J. Byrne, Blair Faulstich, Nina K. Baryski and Jamie Smith are all employees of BSP and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. As of December 31, 2025, we did not have, and our Board had not considered, a compensation policy or program for our executive officers and, as a result, has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our Board of Directors with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation.

Directors and Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors serving in such capacity:

Name, Address(1) and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Serviced	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Interested Director(3)
Richard J. Byrne 1961	Director	Three Years – Since Inception(4)	President of Benefit Street Partners L.L.C.	2

Interested Director of Franklin BSP Private Credit Fund, Franklin BSP Realty Trust, Inc., Benefit Street Partners Multifamily Trust, Inc., and Director of Wynn Resorts, Limited and New York Road Runners.

Independent Directors
Lee S. Hillman 1955	Director	Three Years – Since Inception	President of Liberation Advisory	2	Director of Benefit Street Partners Multifamily Trust, Inc., Franklin BSP Private Credit Fund and Distribution Solutions Group, Inc. (formerly Lawson Products, Inc.).
Ronald J. Kramer 1958	Director	Three Years – Since Inception	Chief Executive Officer of Griffon Corporation	2	Director of Griffon Corporation and Franklin BSP Private Credit Fund.
Leslie D. Michelson 1951	Director	Three Years – Since Inception	Chief Executive Officer of Private Health Management	2	Director of Franklin BSP Private Credit Fund, National Healthcare Properties, Inc. and Global Net Lease, Inc.

Name, Address(1) and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Serviced	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Edward G. Rendell 1944	Director	Three Years – Since Inception	Retired	2

Director of Global Net Lease, Inc., Franklin BSP Private Credit Fund, National Healthcare Properties, Inc., Philadelphia 250, Museum of the American Revolution and Rendell Center for Civics and Civic Education.

Dennis M. Schaney 1957	Director	Three Years – Since Inception	Retired	2	Director of Franklin BSP Private Credit Fund.

____________

(1)      The address of each Director is care of the Secretary of the Company at One Madison Avenue, Suite 1600, New York, NY 10010.

(2)      The Fund Complex includes Franklin BSP Capital Corporation and Franklin BSP Private Credit Fund and is defined as two or more registered investment companies that (a) hold themselves out to investors as related companies for purposes of investment and investor services; or (b) have a common investment adviser or have an investment adviser that is an affiliated person of any of the other registered investment companies.

(3)      “Interested person,” as defined in the 1940 Act, of the Company. Richard J. Byrne is an interested person of the Company due to his affiliation with the Adviser.

(4)      The Company was incepted on January 29, 2020.

The following table presents certain information as of the date of this Proxy Statement concerning each of our officers serving in such capacity:

Name, Address(1) and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Serviced	Principal Occupation(s) During Past 5 Years
Richard J. Byrne 1961	Chief Executive Officer	Indefinite Length – Since Inception	President of Benefit Street Partners L.L.C.; Chief Executive Officer of Franklin BSP Capital Corporation
Blair Faulstich 1970	President	Indefinite Length – Since March 2024	Managing Director and Head of US Private Debt at Benefit Street Partners L.L.C.; President of Franklin BSP Capital Corporation
Nina K. Baryski 1984	Chief Financial Officer and Treasurer	Indefinite Length – Since Inception	Managing Director and Fund Controller at Benefit Street Partners L.L.C.; Chief Financial Officer and Treasurer of Franklin BSP Capital Corporation
Jamie Smith 1975	Chief Operating Officer	Indefinite Length – Since January 2026

Managing Director and Chief Operating Officer of Private Debt with Benefit Street Partners L.L.C.; Chief Operating Officer of Franklin BSP Capital Corporation; Chief Operating Officer of Credit at Platinum Equity

Edvina Lila(2) 1991	Secretary	Indefinite Length – Since April 2026	Vice President, Compliance, at Benefit Street Partners L.L.C.
Eric Smith 1984	Chief Compliance Officer	Indefinite Length – Since May 2025	Senior Principal Consultant at ACA Global; Chief Compliance Officer of Franklin BSP Capital Corporation

____________

(1)      The address of each officer is care of the Secretary of the Company at One Madison Avenue, Suite 1600, New York, NY 10010.

(2)      Ms. Lila was appointed as the Company’s Secretary effective April 1, 2026. The Company’s prior Secretary, Kaitlin Curry, resigned from her position effective April 1, 2026.

Biographies of Officers Who Are Not Directors

Blair Faulstich

Blair Faulstich has served as President of the Company since March 2024. Mr. Faulstich is a Managing Director at BSP and is based in its New York office. Prior to joining BSP in 2011, Mr. Faulstich was a Managing Director and co-head of media and communications investment banking at Citadel Securities. Previously, he was a Managing Director in the media and communications investment banking group at Merrill Lynch. Mr. Faulstich held various positions at Deutsche Bank Alex. Brown in the media investment banking group. Before joining Alex. Brown in 1997, Mr. Faulstich spent three years at Arthur Andersen. Mr. Faulstich received an M.BA. from Cornell University and a B.A. in Business Administration from Principia College.

Nina K. Baryski

Nina K. Baryski has served as Chief Financial Officer and Treasurer of the Company since March 2020. From May 2019 to January 2024, Ms. Baryski also served as Chief Financial Officer and Treasurer of FBLC. Ms. Baryski is a Managing Director and Funds Chief Financial Officer based in BSP’s Boston office, with financial accounting and reporting oversight over all of BSP’s private debt fund platform. Prior to joining BSP in November 2012, Ms. Baryski worked at Audax Group as a finance manager focusing on financial reporting and fund operations, starting in September 2008. Previously, she began her career at PricewaterhouseCoopers in the investment management practice in September 2006. Ms. Baryski received a B.S. in Finance and Accounting from the Stern School of Business at New York University and is a Certified Public Accountant.

Jamie Smith

Jamie Smith has served as Chief Operating Officer of the Company since January 2026. Mr. Smith is a Managing Director and Chief Operating Officer of Private Debt with BSP. Prior to rejoining BSP in 2025, Mr. Smith served as Chief Operating Officer of Credit at Platinum Equity from May 2019 to January 2025. Mr. Smith received a Master of Business Administration from Fordham University and a Bachelor of Business Administration from Baruch College.

Edvina Lila

Edvina Lila has served as Secretary of the Company since April 2026. Ms. Lila is a Vice President with BSP, based in our New York office. Prior to joining BSP in 2025, Ms. Lila began her career in the private equity sector at Stonepeak Partners. There she focused on matters related to Investment Advisers Act of 1940 (“Advisers Act”) and anti-money laundering compliance. Ms. Lila has also held compliance roles in the asset management sector, including as a Vice President at Goldman Sachs Asset Management, where she led compliance for the credit teams in the asset management division, overseeing a variety of credit products and advising on compliance with the Advisers Act and the 1940 Act. Prior to her compliance experience she held positions as a conflicts analyst at Davis Polk & Wardwell, was a corps member at Teach For America and interned as a non-profit representative at the United Nations Economic and Social Council. Ms. Lila received a B.A. from Fordham University and a M.Ed. from Boston University.

Eric Smith

Eric Smith has served as Chief Compliance Officer of the Company since May 2025. Mr. Smith is a Senior Principal Consultant and Outsourced Chief Compliance Officer at ACA Global. Mr. Smith serves as outsourced CCO and consultant for a portfolio of clients that includes registered investment advisers, investment companies, private equity/private credit funds, collateralized loan obligations, and business development companies. Mr. Smith has 17+ years of securities industry experience. Prior to joining ACA Global, he served as Compliance Director, Asset Management at Charles Schwab. There, he oversaw the Rule 206(4)-7 compliance program for Schwab’s investment advisory affiliates and supported and advised the business integration of TD Ameritrade. Prior to that, Mr. Smith held various roles at Nuveen, where he served as a business-line compliance officer for the firm’s private placements division and also covered Nuveen Churchill (private credit/direct lending business), Nuveen Real Assets, Nuveen Energy and Infrastructure, Nuveen Real Estate, and other entities. Mr. Smith has held various other industry roles, including as a Compliance Associate in TIAA’s asset management division and in client-facing and supervision roles within the wealth management industry.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2025. No compensation is paid by the Company to interested directors.

	Fees Earned or Paid in Cash(1)(2)	Total
Interested Directors:
Richard J. Byrne	—	—
Independent Directors:
Lee S. Hillman	$210,000.00	$210,000.00
Dennis M. Schaney	$197,000.00	$197,000.00
Ronald J. Kramer	$200,000.00	$200,000.00
Leslie D. Michelson	$210,500.00	$210,500.00
Edward G. Rendell	$182,000.00	$182,000.00

____________

(1)      For a discussion of the independent directors’ compensation, see below.

(2)      The Company does not maintain a stock or option plan, non-equity incentive plan or pension plan for its directors.

Our independent directors receive an annual fee of $165,000 plus reimbursement of any reasonable out-of-pocket expenses incurred in connection with their service on the Board. Our independent directors also receive $2,500 for each regular or special Board meeting attended and $1,000 for each committee meeting attended (including any committee meeting held on the same date as a Board of Directors Meeting). In addition, the lead independent director receives an annual fee of $30,000, the chairman of the Audit Committee receives an annual fee of $25,000, the chairman of the Nominating and Corporate Governance Committee receives an annual fee of $15,000 and the chairman of the Compensation Committee receives an annual fee of $15,000.

Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant options, and accordingly, we have no policy, program, practice, or plan pertaining to the timing of stock option grants with respect to the release of material non-public information. Furthermore, given that we do not directly compensate our executive officers, we also have not timed the release of material non-public information for the purpose of affecting the value of executive compensation.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock and Preferred Stock as of the Record Date, in each case including shares of Common Stock or Preferred Stock which may be acquired by such persons within 60 days, by:

•        each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock or Preferred Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•        each of the Company’s executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(2)	Number of Shares of Preferred Stock Beneficially Owned	Percentage of Preferred Stock Beneficially Owned(3)
Interested Directors:
Richard J. Byrne	246,613	*	—	—
Independent Directors:
Lee S. Hillman	—	—	—	—
Ronald J. Kramer	—	—	—	—
Leslie D. Michelson	10,179	*	—	—
Edward G. Rendell	—	—	—	—
Dennis M. Schaney	—	—	—	—
Executive Officers:
Blair Faulstich(4)	105,174	*	—	—
Nina K. Baryski	—	—	—	—
Jamie Smith	—	—	—	—
All directors and executive officers as a group (9 persons)	361,966	*	—	—
5% Stockholders:
Great American Insurance Company(5)	—	—	12,500	16.13%
Selective Insurance Company of America(6)	—	—	15,000	19.36%
Lexington Insurance Company(7)	—	—	10,210	13.17%
The United States Life Insurance Company in the City of New York(8)	—	—	39,790	51.34%

____________

*        Less than 1%.

(1)      The business address of the Company’s directors and officers listed in the table is c/o Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010.

(2)      Based on a total of 138,924,652 shares of Common Stock issued and outstanding on the Record Date.

(3)      Based on a total of 77,500 shares of Preferred Stock issued and outstanding on the Record Date.

(4)      Includes 22,853 shares held by the spouse of the reporting person and 16,464 shares held by an irrevocable family trust, of which the spouse of the reporting person is a trustee.

(5)      The address of Great American Insurance Company is 301 E Fourth Street, Cincinnati, OH 45202.

(6)      The address of Selective Insurance Company of America is 40 Wantage Avenue, Branchville, NJ 07890.

(7)      The address of Lexington Insurance Company is 99 High Street, 23rd Floor, Boston, MA 02110.

(8)      The address of The United States Life Insurance Company in the City of New York is 2727-A Allen Parkway, Houston TX 77019.

DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS

The following table sets forth the dollar range of equity securities of the Company beneficially owned by each of our directors as of the Record Date. Information as to beneficial ownership is based on information furnished to the Company by such persons. For purposes of this proxy statement, the term “Fund Complex” is defined to include the Company and Franklin BSP Private Credit Fund, an interval fund managed by an affiliate of the Adviser.

Director of the Company	Dollar Range of the Equity Securities of the Company(1)(2)(3)	Aggregate Dollar Range of the Equity Securities of the Fund Complex(1)(2)(3)
Interested Directors:
Richard J. Byrne	Over $100,000	Over $100,000
Independent Directors:
Lee S. Hillman	None	None
Ronald J. Kramer	None	None
Leslie D. Michelson	Over $100,000	Over $100,000
Edward G. Rendell	None	None
Dennis M. Schaney	None	None

____________

(1)      The dollar range of equity securities beneficially owned in us is based on our NAV per share of Common Stock as of December 31, 2025, which is $13.58 per share of Common Stock.

(2)      Dollar ranges are as follows: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

(3)      No shares of the Company’s Preferred Stock were beneficially owned by any Director or Director nominee as of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

For the discussion of transactions with related parties, please refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions and Agreements” contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2026, which is incorporated by reference hereto. The Company’s Form 10-K is available, without charge, to any stockholder who requests it c/o Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010.

Procedures for Approval of Related Party Transactions

Under the Company’s policy, any proposed transaction, which includes, but not limited to, any financial transaction, arrangement, relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest shall be submitted to the Board for consideration, and any resolution made by the Board must be approved by a majority of independent directors.

Investment Advisory Agreement

Under an investment advisory agreement between the Company and the Adviser (the “Investment Advisory Agreement”), the Adviser, subject to the overall supervision of the Board of Directors, manages the day-to-day operations of, and provides investment advisory services to us. Pursuant to the Investment Advisory Agreement and for the investment advisory and management services provided thereunder, the Company pays the Adviser a base management fee and an incentive fee.

Base Management Fee

The base management fee is payable quarterly in arrears and is based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, where gross assets include the total assets of the Company, including any borrowings for investment purposes.

The base management fee payable under the Investment Advisory Agreement will be calculated at an annual rate of 1.50% of the Company’s average gross assets, provided, that the base management fee will be calculated at an annual rate of 1.00% of the Company’s average gross assets purchased with borrowed funds above 1.0x debt-to-equity (equivalent to $1 of debt outstanding for each $1 of equity).

Incentive Fees

The Company will also pay the Adviser an incentive fee consisting of two parts, which are described below.

Incentive Fee on Income.    The first part is referred to as the “incentive fee on income” and it is calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement (as defined below) and any interest expense and dividends paid on any issued and outstanding Preferred Stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing the Company’s Pre-Incentive Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Company owned the referenced assets directly.

The incentive fee on income for each quarter will be calculated as follows:

•        No incentive fee on income in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the preferred return of 1.50%, or 6.00% annualized (the “Preferred Return”), on net assets;

•        100% of Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 1.8175% in any calendar quarter (7.27% annualized), which portion of the incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 17.5% on all of Pre-Incentive Fee Net Investment Income when Pre-Incentive Fee Net Investment Income reaches 1.8175% (7.27% annualized) in any calendar quarter; and

•        For any quarter in which Pre-Incentive Fee Net Investment Income exceeds 1.8175% (7.27% annualized), the incentive fee on income equals 17.5% of the amount of Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

Incentive Fee on Capital Gains.    The second part of the incentive fee, referred to as the “incentive fee on capital gains,” is an incentive fee on capital gains earned on cumulative realized gains of the Company net of cumulative realized capital losses and unrealized capital depreciation is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, if earlier). This fee equals 17.5% of the Company’s incentive fee capital gains, which equals realized capital gains of the Company on a cumulative basis from the date of the Company’s election to be regulated as a BDC, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains during operations.

Administration Agreement

On September 23, 2020, we entered into an administration agreement (the “Administration Agreement”) with BSP (the “Administrator”), located at One Madison Avenue, Suite 1600, New York, NY 10010, pursuant to which the Administrator provides us with office facilities and administrative services necessary for the Company to conduct its business. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.

Co-Investment Relief

The 1940 Act generally prohibits BDCs from entering into negotiated co-investments with affiliates absent an order from the SEC. The SEC staff has granted relief sought in an exemptive application that expands the Company’s ability to co-invest in portfolio companies with other funds managed by the Adviser or its affiliates (“Affiliated Entities”), subject to compliance with certain conditions (the “Order”), including, among others, that the Company and each Affiliated Entity participating in a transaction acquires, or disposes of, the same class of securities, at the same time, for the same price and with the same conversion, financial reporting and registration rights, and with substantially the same other terms.

PROPOSAL NO. 2 — AUTHORIZATION OF THE COMPANY TO SELL OR OTHERWISE ISSUE
UP TO 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT A PRICE BELOW
THE COMPANY’S THEN-CURRENT NAV PER SHARE

The Company is a closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its Common Stock at a price below the current NAV of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its Common Stock during the next year at a price below the Company’s then-current NAV if its stockholders approve such a sale and the Company’s directors make certain determinations. A majority of our independent directors and a majority of our directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its stockholders prior to selling shares of our Common Stock at a price below NAV per share if our stockholders were to approve such a proposal. A majority of our independent directors and a majority of our directors who have no financial interest in the sale, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, would also be required to determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase our Common Stock or immediately prior to the issuance of such Common Stock, that the price at which the Common Stock is to be sold is not less than a price which closely approximates its market value, less any distributing commission or discount.

Pursuant to this provision, the Company is seeking the approval of its stockholders so that it may, in one or more public or private offerings of its Common Stock, sell shares of its Common Stock in an amount not to exceed 25% of its then outstanding Common Stock immediately prior to each such sale at a price below its then-current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one-year anniversary of the date of the Company’s 2026 Annual Meeting of Stockholders and the date of the Company’s 2027 Annual Meeting of Stockholders, which is expected to be held in June 2027.

Background and Reasons

Although we have generally been able to access the capital necessary to finance our investment activities, during periods of disruption, uncertainty and volatility in the capital markets, capital may not be available to us on favorable terms, or at all. We are permitted, under specified conditions, to borrow money and issue multiple classes of debt and stock senior to our Common Stock if our asset coverage, which as defined in the 1940 Act, measures the ratio of total assets less total liabilities not represented by senior securities to total borrowings, is at least equal to 150% immediately after each such issuance. The application of the 150% asset coverage requirement permits us to double the maximum amount of leverage that we are permitted to incur as compared to BDCs who have not obtained the requisite approvals and made the required disclosures. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets. Exceeding the approximate 2:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breach of debt covenants and failure to qualify for tax treatment as a RIC. BDCs like the Company must be able to access equity capital in order to build the Company’s investment portfolio thereby increasing the value of net assets in order to realign its debt to equity ratio and avoid any negative consequences.

As a result, BDCs like the Company seek to obtain approval to issue shares of Common Stock at a price below the current NAV in order to maintain consistent access to capital. Stockholder approval of this proposal will provide the Company with the flexibility to make investments in accordance with the Company’s investment objective.

As of December 31, 2025, the Company had $1.3 billion in borrowings outstanding on its credit facilities and $994.9 million outstanding on its unsecured notes. The Company has met its asset coverage and RIC distribution requirements. Any sale or other issuance of shares of the Company’s Common Stock at a price below NAV will result in an immediate dilution to your interest in the Company’s Common Stock and a reduction of our NAV per share. This dilution would occur as a result of a proportionately greater decrease in a stockholder’s interest in the Company’s earnings and assets and voting interest in the Company than the increase in its assets resulting from such issuance. See “Key Stockholder Considerations” below.

There is no maximum discount on the amount of dilution of NAV that may be incurred in connection with this proposal. As a result, the amount of dilution of NAV that may be incurred could be substantial. See “Examples of Dilutive Effect of the Issuance of Shares Below NAV” in this Proposal 2. The Board will consider the potential dilutive effect of issuing shares at a price below NAV when considering whether to authorize any such issuance.

The Board believes it is in the best interests of stockholders to allow the Company flexibility to issue its Common Stock at a price below NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.

The Company is seeking stockholder approval now in order to provide flexibility for future sales, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of sale. Also, because the Company has no immediate plans to sell any shares of its Common Stock at a price below NAV, it is impracticable to describe the transaction or transactions in which shares of Common Stock would be sold. Instead, any transaction where the Company sells shares of Common Stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal.

Conditions to Sales Below NAV

The Company will only sell or otherwise issue shares of its Common Stock at a price below NAV per share if the following conditions are met:

•        the holders of a majority of the Company’s outstanding voting securities, and the holders of a majority of the Company’s outstanding voting securities that are not affiliated persons of the Company, approved the Company’s policy and practice of making such sales of securities at the last annual meeting of stockholders within one year immediately prior to any such sale;

•        a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company have determined that any such sale would be in the best interests of the Company and its stockholders; and

•        a majority of the Company’s directors who have no financial interest in the sale and a majority of such directors who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

In determining whether or not to sell additional shares of the Company’s Common Stock at a price below the NAV per share, the Board of Directors has a duty to act in the best interests of the Company and its stockholders.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the dilutive effect of the issuance of shares of the Company’s Common Stock at less than NAV per share on the NAV per outstanding share of Common Stock. Any sale of Common Stock at a price below NAV would result in an immediate dilution to existing common stockholders. Since under this proposal shares of the Company’s Common Stock or securities otherwise issued could be issued at a price that is substantially below the NAV per share, the dilution could be substantial. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. If this Proposal No. 2 is approved, the Board of Directors of the Company may, consistent with its fiduciary duties, approve the sale or otherwise issue shares of the Company’s Common Stock at any discount to its then-current NAV per share; however, the Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its stockholders in doing so.

The 1940 Act establishes a connection between common share sale price and NAV because, when shares of Common Stock or other specific securities are sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted. For an illustration of the potential dilutive effect of an offering of our Common Stock at a price below NAV, please see the table below under the heading “Examples of Dilutive Effect of the Issuance of Shares Below NAV.”

It should be noted that the cumulative number of shares sold below NAV pursuant to this approval is limited to 25% of the Company’s then-outstanding Common Stock immediately prior to each such sale. While we aggregate all sales sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding common shares at the time of each offering and if we issue additional shares throughout the year, we would be able to issue more shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which shares could be sold.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in five different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV), (4) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 shares (25% of the outstanding shares) with proceeds to the Company at $0.00 per share after offering expenses and commissions (a 100% discount from NAV). Under this proposal, there is no limit on the discount at which the Company may sell its shares. The below examples assume offering expenses and commissions of approximately 5% of the offering price.

Dilutive Effect of the Issuance of Shares by Company XYZ Below NAV

	Prior to Sale Below NAV	Example 1 5% Offering At 5% Discount		Example 2 10% Offering At 10% Discount		Example 3 20% Offering At 20% Discount		Example 4 25% Offering At 25% Discount		Example 5 25% Offering At 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	$—	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	$—	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000		1,100,000		1,200,000		1,250,000		1,250,000

NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.67	(3.33)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,667	(3.33)%	$95,000	(5.00)%	$80,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(238)	—	$(909)	—	$(3,333)	—	$(5,000)	—	$(20,000)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00	—
Investment per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)%	—	$(2.00)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.24)%	—	(0.91)%	—	(3.33)%	—	(5.00)%	—	(20.00)%

Required Vote

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company, which includes, among others, directors, officers, employees, and 5% or greater stockholders.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions will have the effect of a vote against this proposal.

The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, pursuant to approval of the Board of Directors of the Company, to sell or otherwise issue shares of its Common Stock during the next year at a price below the Company’s then-current NAV per share, subject to certain conditions as set forth in this proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding Common Stock immediately prior to each such sale).

INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee of the Board of Directors, comprised of all independent directors, has selected Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026. Ernst & Young LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company. It is not expected that a representative of Ernst & Young LLP will join the Annual Meeting, have an opportunity to make a statement if he or she chooses or be available to answer questions.

Independent Registered Public Accounting Firm’s Fees

We have paid or expect to pay the following fees to Ernst & Young LLP for work performed in 2024 and 2025 or attributable to the audit of our 2024 and 2025 financial statements:

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2025
Audit Fees	$1,575,750	$1,160,000
Audit Related Fees	$592,500	$622,500
Tax Fees	$57,506	$124,461
All Other Fees	$0	$0
Total Ernst & Young LLP Fees:	$2,225,756	$1,906,961

Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation and reviews of internal controls not related to the audit of our annual financial statements.

Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.    Fees for other services would include fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

Our Audit Committee has established, and our Board of Directors has approved a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence. For the fiscal year ended December 31, 2025, the Company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount. Before the Company engages the independent registered public accounting firm to render a service, the engagement must be either (i) specifically approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policy. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Officers (the Company’s principal executive officer, principal financial officer and principal accounting officer). Our Code of Ethics for Senior Officers is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding waivers or amendments of provisions of our Code of Ethics for Senior Officers on our website where such code is posted (https://fbccbdc.com/governance/governance-documents/default.aspx).

Our Code of Ethics for Senior Officers operates in conjunction with our Adviser’s Code of Ethics, and our code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions.

INSIDER TRADING POLICY

We have adopted an insider trading policy, which is included in our code of ethics pursuant to Rule 17j-1 under the 1940 Act, governing the purchase, sale and/or other disposition of our securities by our and the Adviser’s directors, officers and employees and which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations. We filed our insider trading policy as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the foregoing description is qualified by reference to such exhibit. Furthermore, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with applicable laws, rules and regulations.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Franklin BSP Capital Corporation operates under a written charter adopted by the Board of Directors, which is available to any stockholder who requests it c/o Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, and is also available on the Company’s website at www.fbccbdc.com. The Audit Committee is currently comprised of Messrs. Hillman, Kramer and Michelson.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence and the compatibility of non-audit services with the firm’s independence.

Conclusion

Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee also appoints Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

The Audit Committee
Lee S. Hillman (Chairman)
Ronald J. Kramer
Leslie D. Michelson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL NO. 3 — CONSIDERATION AND ACTION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon in accordance with the recommendation of the Board.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2027 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 15, 2026. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2027 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 15, 2026 and ending on December 15, 2026. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

1.      as to each director nominee,

•        the name, age, business address, and residence address of the nominee;

•        the class, series and number of any shares of stock of the Company beneficially owned by the nominee;

•        the date such shares were acquired and the investment intent of such acquisitions; and

•        all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required;

2.      as to any other business that the stockholder proposes to bring before the meeting,

•        a description of the business to be brought before the meeting;

•        the reasons for proposing such business at the meeting; and

•        any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any);

3.      as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any);

4.      as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,

•        the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and

5.      to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Company’s Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, New York 10010, Attention: Edvina Lila (telephone: (212) 588-6770).

By Order of the Board of Directors,

/s/ Edvina Lila
Edvina Lila
Secretary of the Company

Annex A

FRANKLIN BSP CAPITAL CORPORATION ONE MADISON AVENUE, SUITE 1600 NEW YORK, NY 10010 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com/FBCC or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FBCC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V94198-Z92569-P49788 FRANKLIN BSP CAPITAL CORPORATION The Board of Directors recommends that the stockholders vote “FOR” the following proposals: 1. The election of the following individuals as Class III Directors for a three-year term expiring at the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees: 1a. Ronald J. Kramer 1b. Leslie D. Michelson For Against Abstain 2. Authorize the Company, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then-current NAV per share. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment or postponement thereof, including procedural matters and matters relating to the conduct of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annex A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com/FBCC. V94199-Z92569-P49788 FRANKLIN BSP CAPITAL CORPORATION Annual Meeting of Stockholders June 5, 2026 11:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder of Franklin BSP Capital Corporation (the “Company”), hereby appoints Richard J. Byrne and Nina Baryski, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/FBCC2026 on June 5, 2026, commencing at 11:00 a.m. Eastern Time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his/her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR” the proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies, that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting. Continued and to be signed on reverse side

Annex A-2